                                                                    Exhibit 25.1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                  OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)|_|

                  BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION
               (Exact name of trustee as specified in its charter)

A National Banking Association                          31-0838515
                                                        (I.R.S. employer
                                                        identification number)

100 East Broad Street, Columbus, Ohio                   43271-0181
(Address of principal executive offices)                (Zip Code)

                  BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION
                        1 Bank One Plaza, Suite IL1-0801
                             Chicago, Illinois 60670
        Attn: F. Henry Kleschen III, First Vice President, (312) 732-1793
            (Name, address and telephone number of agent for service)

                                Elwood Energy LLC
               (Exact name of obligor as specified in its charter)

                  Delaware                                54-1899492
   (State or other jurisdiction of                        (I.R.S. employer
    incorporation or organization)                        identification number)

         120 Tredegar Street
         Richmond, Virginia                               23219
(Address of principal executive offices)                  (Zip Code)

                      8.159% Senior Secured Bonds due 2026
                         (Title of Indenture Securities)

Item 1. General Information. Furnish the following information as to the trustee:

            (a) Name and address of each examining or supervising authority to which it is subject.

            Comptroller of Currency, Washington, D.C.; Federal Deposit Insurance Corporation, Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C.

            (b) Whether it is authorized to exercise corporate trust powers.

            The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

            No such affiliation exists with the trustee.

Item 16. List of exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

            1. A copy of the articles of association of the trustee now in effect.*

            2. A copy of the certificate of authority of the trustee to commence business.*

            3. A copy of the authorization of the trustee to exercise corporate trust powers.*

            4. A copy of the existing by-laws of the trustee.*

            5. Not Applicable.

            6. The consent of the trustee required by Section 321(b) of the Act.

            7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

            8. Not Applicable.

            9. Not Applicable.

         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One Trust Company, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 18th day of December, 2001.

                      Bank One Trust Company, National Association,
                      Trustee


                      By /s/ F. Henry Kleschen III
                         F. Henry Kleschen III
                         First Vice President

* Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of Bank One Trust Company, National Association, filed as Exhibit 25 to the Registration Statement on Form S-4 of U S WEST Communications, Inc., filed with the Securities and Exchange Commission on March 24, 2000 (Registration No. 333-32124).

                                    EXHIBIT 6

                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT

                                                               December 18, 2001

Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of a trust indenture between Elwood Energy LLC and Bank One Trust Company, National Association, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

                     Very truly yours,

                     Bank One Trust Company, National Association


                           By: /s/ F. Henry Kleschen III
                                    F. Henry Kleschen III
                                    First Vice President

                                    EXHIBIT 7


Legal Title of Bank:  Bank One Trust Company, N.A.  Call Date: 9/30/01    State #: 391581   FFIEC 041
Address:              100 Broad Street              Vendor ID: D          Cert #: 21377     Page RC-1
City, State Zip:      Columbus, OH 43271            Transit #: 04400003

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for September 30, 2001

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                              Dollar Amounts in thousands              C300
                                                                              RCON             BIL MIL THOU           -------
                                                                              ----             ------------
ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):                                                                    RCON
                                                                              ----
    a. Noninterest-bearing balances and currency and coin(1)...........       0081                297,128               1.a
    b. Interest-bearing balances(2)....................................       0071                      0               1.b
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A).......       1754                      0               2.a
    b. Available-for-sale securities (from Schedule RC-B, column D)....       1773                    863               2.b
3.  Federal funds sold and securities purchased under agreements to
    resell                                                                    1350              1,457,726               3.
4.  Loans and lease financing receivables: (from Schedule RC-C):              RCON
                                                                              ----
    a. Loans and leases held for sale..................................       5369                      0               4.a
    b. Loans and leases, net of unearned income........................       B528                147,723               4.b
    c. LESS: Allowance for loan and lease losses.......................       3123                    194               4.c
    d. Loans and leases, net of unearned income and allowance
        (item 4.b minus 4.c)...........................................       B529                147,529               4.d
5.  Trading assets (from Schedule RC-D)................................       3545                      0               5.
6.  Premises and fixed assets (including capitalized leases)...........       2145                 17,587               6.
7.  Other real estate owned (from Schedule RC-M).......................       2150                      0               7.
8.  Investments in unconsolidated subsidiaries and associated..........
    companies (from Schedule RC-M).....................................       2130                      0               8
9.  Customers' liability to this bank on acceptances outstanding.......       2155                      0               9.
10. Intangible assets..................................................
    a. Goodwill........................................................       3163                      0              10.a
    b. Other intangible assets (from Schedule RC-M)....................       0426                  9,759              10.b
11. Other assets (from Schedule RC-F)..................................       2160                763,544              11.
12. Total assets (sum of items 1 through 11)...........................       2170              2,694,136              12.

(1)   Includes cash items in process of collection and unposted debits.
(2)   Includes time certificates of deposit not held for trading.


Legal Title of Bank:  Bank One Trust Company, N.A.  Call Date: 9/30/01       State #: 391581  FFIEC 041
Address:              100 East Broad Street         Vendor ID: D             Cert #" 21377    Page RC-2
City, State  Zip:     Columbus, OH 43271            Transit #: 04400003

Schedule RC-Continued

                                                                                        Dollar Amounts in
                                                                                             Thousands
                                                                                             ---------

LIABILITIES
13. Deposits:                                                                   RCON
    a. In domestic offices (sum of totals of columns A and C                    ----
       from Schedule RC-E) ..........................................           2200      2,450,819            13.a
       (1) Noninterest-bearing(1) ...................................           6631      1,403,420            13.a1
       (2) Interest-bearing .........................................           6636      1,047,399            13.a2
    b. Not applicable
14. Federal funds purchased and securities sold under agreements
    to repurchase                                                               RCFD 2800         0            14.
15. Trading Liabilities(from Schedule RC-D) .........................           RCFD 3548         0            15.
16. Other borrowed money (includes mortgage indebtedness and
    obligations under capitalized leases) (from Schedule RC-M) ......           3190              0            16.
17. Not applicable
18. Bank's liability on acceptances executed and outstanding ........           2920              0            18.
19. Subordinated notes and debentures (2) ...........................           3200              0            19.
20. Other liabilities (from Schedule RC-G) ..........................           2930         82,625            20.
21. Total liabilities (sum of items 13 through 20) ..................           2948      2,533,444            21.
22. Minority interest in consolidated subsidiaries ..................           3000              0            22.
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus ...................           3838              0            23.
24. Common stock ....................................................           3230            800            24.
25. Surplus (exclude all surplus related to preferred stock) ........           3839         45,157            25.
26. a. Retained earnings ............................................           3632        114,729            26.a
    b. Accumulated other comprehensive income (3) ...................           B530             26            26.b
27. Other equity capital components (4) .............................           A130              0            27.
28. Total equity capital (sum of items 23 through 27) ...............           3210        160,692            28.
29. Total liabilities, minority interest, and equity
    capital (sum of items 21, 22, and 28) ...........................           3300      2,694,136            29.

Memorandum
To be reported only with the March Report of Condition.

1.  Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for
    the bank by independent external auditors as of any date during                                 -------            Number
    2000 ............................................................RCFD 6724.....                   N/A               M.1.
                                                                                                    -------
1 = Independent audit of the bank conducted in accordance        4. =  Directors' examination of the bank performed  by other
     with generally accepted auditing standards by a certified         external auditors (may be required by state chartering
     public accounting firm which submits a report on the bank         authority)
2 = Independent audit of the bank's parent holding company       5  =  Review of the bank's financial statements by external
     conducted in accordance with generally accepted auditing          auditors
     standards by a certified public accounting firm which       6  =  Compilation of the bank's financial statements by external
     submits a report on the consolidated holding company              auditors
     (but not on the bank separately)                            7  =  Other audit procedures (excluding tax  preparation work)
3 = Directors' examination of the bank conducted in              8  =  No external audit work
     accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2)   Includes limited-life preferred stock and related surplus.
(3) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.
(4)   Includes treasury stock and unearned Employee Stock Ownership Plan shares.


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